UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 9, 2009 (January 15, 2009)

American Defense Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53092	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement

Fergal Foley Employment Agreement

The Company entered into a new employment agreement with Fergal Foley, effective January 9, 2009.  Pursuant to his new employment agreement, Mr. Foley will continue to serve as the Company’s Chief Operating Officer.  The employment agreement has an initial term of five years that is automatically extended each year by one additional year unless either party provides written notice of non-renewal.  Mr. Foley’s initial annual base salary under the employment agreement is $274,890, which amount shall be reviewed on an annual basis by the board of directors of the Company (the “Board”) and increased from time to time in an amount determined by the Board.  The employment agreement also provides that Mr. Foley shall be entitled to earn an annual bonus each fiscal year of 2.5% of the increase in the Company’s EBITDA over the preceding fiscal year.

Under the employment agreement with Mr. Foley, if the Company terminates him for cause or he terminates his employment without good reason, the Company is not obligated to make any payments to him other than all compensation, expenses and other amounts owed to him as of the date of termination. “Cause” means any of the following actions by Mr. Foley: (i) conviction of a felony crime, (ii) commission of fraud against, or embezzlement or material misappropriation from, the Company, or (iii) material breach of his employment agreement. “Good reason” means any of the following actions of the Company (or a successor) without Mr. Foley’s written consent: (a) breach of any material term of the employment agreement, (b) makes or causes a material adverse change in Mr. Foley’s functions, duties or responsibilities, (c) reduces his then annual base salary, (d) causes or allows a material reduction in his entitlement to the employee benefits provided under the employment agreement, (e) requires him to work in an office more than 25 miles from the location of his current principal executive office, (f) terminates Mr. Foley’s employment with the Company without cause or Mr. Foley terminates his employment for good reason, or (g) fails to obtain the assumption of, and agreement to perform, the employment agreement by any successor to the Company.

If the Company terminates Mr. Foley without cause or if he terminates his employment for good reason, the Company would be obligated to pay Mr. Foley (i) all compensation, expenses and other amounts owed to him as of the date of termination, and (ii) continue to pay him his then annual base salary for, except as set forth in the next sentence, the greater of the remainder of the term of his employment agreement or two years. If such termination or resignation occurs within six months before a change in control of the Company or within eighteen months after a change in control, the Company’s obligation to continue paying Mr. Foley his then annual base salary shall be for the greater of the remainder of the term of his employment agreement and three years.

If Mr. Foley dies during the term of his employment agreement, the Company will be obligated to pay his spouse or estate all compensation, expenses and other amounts owed to him as of the date of his death, and shall thereafter have no further obligation to pay him compensation unless required by applicable law.

If Mr. Foley becomes disabled, the Company has the right to terminate his employment under the employment agreement. If the Company exercises such right, the Company will be obligated to pay him all compensation, expenses and other amounts owed to him as of the date of termination, and shall thereafter has no further obligation to pay him compensation unless required by applicable law.

If Mr. Foley is subject to a federal excise tax on all or any part of any payment made pursuant to his employment agreement under Section 4999 of the Internal Revenue Code, the Company is obligated to pay him an additional amount sufficient, considering the state and federal income and other taxes that Mr. Foley is required to pay with respect to such additional amounts, to provide him on an after-tax basis an amount equal to the amounts to be paid to Mr. Foley under the employment agreement without regard to such excise tax.

Gary Sidorsky Amendment to Employment Agreement

Effective January 9, 2009, the Company entered into an amendment to the employment agreement, effective January 1, 2007 (the “Amendment”), between the Company and Gary Sidorky, the Company’s current Chief Financial Officer.  Pursuant to the Amendment, Mr. Sidorsky shall be entitled to earn an annual bonus each fiscal year of 2.5% of the increase in the Company’s EBITDA over the preceding fiscal year.  Additionally, if Mr. Sidorsky is subject to a federal excise tax on all or any part of any payment made pursuant to his employment agreement under Section 4999 of the Internal Revenue Code, the Company is obligated to pay him an additional amount sufficient, considering the state and federal income and other taxes that Mr. Sidorsky is required to pay with respect to such additional amounts, to provide him on an after-tax basis an amount equal to the amounts to be paid to Mr. Sidorsky under the employment agreement without regard to such excise tax.

A copy of the employment agreement with Mr. Sidorsky was previously filed as Exhibit 10.9 to the Company’s Registration Statement on Form 10 filed on February 11, 2008.

The description of the terms of the employment agreement with Mr. Foley and the Amendment set forth herein is qualified in its entirety to the full text of the employment agreement and the Amendment, which are filed as exhibits hereto.

Item 1.02.  Termination of a Material Definitive Agreement

Effective January 12, 2009, the employment agreement effective as of January 1, 2007, between the Company and John F. Rutledge (the “Prior Employment Agreement”) was superseded by a new employment agreement which the parties entered into to reflect Rutledge’s new position as Senior Project Director of the Company.  Under the Prior Employment Agreement, Mr. Rutledge served as Vice President of Military Sales and was deemed at the time to be an executive officer of the Company.  Mr. Rutledge’s position as Senior Project Director is not an executive officer of the Company.

A copy of the Prior Employment Agreement was previously filed as Exhibit 10.10 of the Company’s Registration Statement on Form 10 filed on February 11, 2008.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, effective as of January 9, 2008, between American Defense Systems, Inc. and Fergal Foley.

10.2	Amendment to Employment Agreement, effective as of January 9, 2008, between American Defense Systems, Inc. and Gary Sidorsky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2009

AMERICAN DEFENSE SYSTEMS, INC.

	By:	/s/ Gary Sidorsky
Chief Financial Officer